EXHIBIT 10.2

AMENDMENT TO SHARE EXCHANGE AGREEMENT

THIS Amended AGREEMENT is made effective as of February 27, 2018

AMONG:

EPHS Holdings, Inc., a Nevada corporation.

(“EPHS Holdings”)

AND

EMERALD PLANTS HEALTH SOURCE, Inc., a Quebec corporation

 (“Emerald” or “Emerald Plants”)

AND:

THE SHAREHOLDERS OF EMREALD PLANTS

( the “Shareholders”)

WHEREAS, the parties have executed a Share Exchange Agreement dated February 27, 2018 (the “Agreement”); and

WHEREAS, the parities wish to amend and clarify paragraph 2 of the Agreement

Now Therefore, in consideration of the mutual covenants contained herein and other good and valuable consideration it is agreed:

1.

Paragraph 2.2 of the Agreement shall be deleted in its entirety and replaced by the following paragraph:

2.2

Consideration

As consideration for the exchange of the Emerald Shares and the forgiveness  of all outstanding shareholder loans made by each of the Shareholders to Emerald, EPHS Holdings shall issue 20,000,000 shares of its common stock  to the Shareholders (10,000,000 shares to each shareholder). Notwithstanding the foregoing, at Closing the Shareholders shall instruct the Company’s Transfer Agent to issue to those individuals  set forth on Schedule 1  a total of 6,000,000 shares of the EPHS Shares (3,000,000 from each Shareholder).  The Shareholders acknowledge and agree that the EPHS Shares are being issued pursuant to an exemption from the prospectus and registration requirements of the Securities Act.  As required by applicable securities law, the Shareholders agree to abide by all applicable resale restrictions and hold periods imposed by all applicable securities legislation.  All certificates representing the EPHS  Shares issued on Closing will be endorsed with a restrictive legend similar in form and substance to the following:

“NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES

ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, UNLESS THE SHARES ARE REGISTERED’ AN EXEMPTION FROM REGISTRATION EXISTS OR THE SHAREHOLDER RECEIVES AN OPINION LETTER ISSUED BY COMPANY COUNSEL.

2.

All other terms and conditions  as contained in the Agreement, shall remain binding on the parties and are incorporated by reference.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

EPHS Holdings, Inc.

By:

/s/Gianfranco Bentivoglio

Gianfranco Bentivoglio, president

Emerald Plant Services, Inc.

BY:

/s/Paolo Gervasi

Paolo Gervasi

Its:  Authorized Representative

The Shareholders:

/s/ Paolo Gervasi

Paolo Gervasi

/s/ Paolo Gervasi

Calegero Caruso

SCHEDULE 1

SHAREHOLDERS	Equity Ownership	Shares issuable
	In Emerald

Paolo Gervasi	50%	7,000,000

Calegero Caruso	50%	7,000,000
Gianfranco (John) Bentivoglio	0%	1,250,000
Mathew Bentivoglio	0%	500,000
Ricky Pilutti	0%	250,000
Giuseppe Gervasi	0%	1,000,000
Silvano Mosca	0%	500,000
Francesco Mannello	0%	500,000
Vince Beatty	0%	2,000,000

Totals	100%	20,000,000

/s/PaoloGervasi

/s/Calegero Caruso

Paolo Gervasi

Calegero Caruso